As filed with the Securities and Exchange Commission on June 30, 2011.
Registration No. 333-120403
__________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PRE-PAID LEGAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Oklahoma
(State or other jurisdiction of incorporation or organization)
73-1016728
(I.R.S. Employer Identification Number)

One Pre-Paid Way
Ada, Oklahoma 74820
(580) 436-1234
(Address of principal executive offices)
__________________

PRE-PAID LEGAL SERVICES, INC.
EMPLOYEE STOCK OWNERSHIP AND THRIFT PLAN AND TRUST
(Full title of plan)

Randy Harp
Chief Operating Officer
Pre-Paid Legal Services, Inc.
One Pre-Paid Way
Ada, Oklahoma 74820
(580) 436-1234
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Explanatory Note - - Deregistration of Securities

     On November 12, 2004, Pre-Paid Legal Services, Inc., an Oklahoma corporation (the "Company"), filed a registration statement on Form S-8, Registration No. 333-120403 (the "Registration Statement"), with the Securities and Exchange Commission to register the sale of 80,000 shares of common stock, par value $0.01 per share (the "Securities") in connection with the Pre-Paid Legal Services, Inc. Employee Stock Ownership and Thrift Plan and Trust, as amended (the "ESOP").

     On June 30, 2011, the Company was acquired through a cash merger with a wholly-owned subsidiary of MidOcean PPL Holdings Corp, a Delaware corporation.

     The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Securities remaining unsold. The ESOP has terminated. The Company hereby terminates the effectiveness of the Registration Statement and deregisters all of the Securities registered under the Registration Statement that were not sold or resold thereunder as of June 30, 2011.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ada, State of Oklahoma, on June 30, 2011.

PRE-PAID LEGAL SERVICES, INC.
(Registrant)

By:	/s/ Randy Harp
Randy Harp, Chief Operating Officer